Exhibit 99.1

1-800-FLOWERS.COM® Further Strengthens its Balance Sheet With $150 Million Amendment to its Bank Credit Facility

  Total Credit Facility Increased to $293 Million

CARLE PLACE, N.Y.--(BUSINESS WIRE)--1-800-FLOWERS.COM, Inc. (NASDAQ: FLWS), the world’s leading florist and gift shop, today reported that on August 28, 2008, the Company entered into a $293 million amended and restated credit agreement with a syndicate of banks and other financial institutions led by JPMorgan Chase Bank, N.A. The credit facility provides for borrowings of up to $293 million and is comprised of $165 million available under the revolving credit commitment and $128 million in term loan debt.

The credit facility contains certain financial and non-financial covenants relating to the Company’s operations, including maintenance of certain financial ratios. The Company may choose to pay interest at a rate per annum equal to, either the applicable alternate base rate or an adjusted applicable LIBOR rate plus an applicable margin (each determined based on the Company’s consolidated leverage ratio). Borrowings under the credit facility are guaranteed by the material subsidiaries of the Company.

Jim McCann, CEO said, “We are very pleased to have completed this amendment to our existing bank credit agreement at favorable rates and terms, particularly considering the current uncertainty in the credit markets. It is worth noting that we were able to attract a strong bank syndicate, led by J.P. Morgan, who were attracted to the strength of our brand and our outlook for continued strong earnings growth. This expansion further strengthens our balance sheet and, combined with our increasing cash flow generation, positions us well to continue our growth strategy in fiscal 2009 and beyond.” McCann said that in addition to internal initiatives in marketing and merchandising designed to drive organic growth, the Company will continue to pursue acquisition opportunities that provide “outsized returns on capital deployed.”

About 1-800-FLOWERS.COM, Inc.

1-800-FLOWERS.COM, Inc. is the world’s leading florist and gift shop. For more than 30 years, 1-800-FLOWERS.COM, Inc. has been providing customers with fresh flowers and the finest selection of plants, gift baskets, gourmet foods, confections, balloons and plush stuffed animals perfect for every occasion. One of the top 50 online retailers by Internet Retailer, as well as 2008 Laureate Honoree by the Computerworld Honors Program and the recipient of ICMI’s 2006 Global Call Center of the Year Award, 1-800-FLOWERS.COM® (1-800-356-9377 or www.1800flowers.com) offers the best of both worlds: exquisite arrangements created by some of the nation’s top floral artists and hand-delivered the same day, and spectacular flowers shipped overnight “Fresh From Our Growers®” As always, 100% satisfaction and freshness are guaranteed. The Company’s BloomNet® (www.mybloomnet.net) international floral wire service provides a broad range of quality products and value-added services designed to help professional florists grow their businesses profitably. The 1-800-FLOWERS.COM, Inc. “Gift Shop” also includes gourmet gifts such as popcorn and specialty treats from The Popcorn Factory® (1-800-541-2676 or (www.thepopcornfactory.com); exceptional cookies and baked gifts from Cheryl&Co.® (1-800-443-8124 or www.cherylandco.com); premium chocolates and confections from Fannie May Confections Brands (www.fanniemay.com and (www.harrylondon.com); gourmet foods from Greatfood.com® (www.greatfood.com); wine gifts from Ambrosia® (www.ambrosia.com); gift baskets from 1-800-BASKETS.COM® (www.1800baskets.com) and DesignPac Giftssm (www.designpac.com) as well as Home Decor and Children’s Gifts from Plow & Hearth® (1-800-627-1712 or www.plowandhearth.com), Wind & Weather® (www.windandweather.com), HearthSong® (www.hearthsong.com) and Magic Cabin® (www.magiccabin.com). 1-800-FLOWERS.COM, Inc. stock is traded on the NASDAQ Global Select Market under ticker symbol FLWS.

Special Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s expectations or beliefs concerning future events and can generally be identified by the use of statements that include words such as “estimate,” “project,” “believe,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “goal,” “target” or similar words or phrases. Forward-looking statements include, but are not limited to, statements regarding the Company’s expectations for continued improvement in revenues, cash flows, bottom-line results or other statements related to growth. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, among others: the Company’s ability to achieve outsized returns on capital deployed from its acquisitions, including, but not limited to, its most recent acquisition of DesignPac Gifts; it’s ability to generate forecasted levels of free cash flow; and general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company’s products. For a more detailed description of these and other risk factors, please refer to the Company’s SEC filings including the Company’s Annual Report on Form 10-K for the fiscal year ended July 1, 2007 and its subsequent Quarterly Reports on Form 10-Q. The Company expressly disclaims any intent or obligation to update any of the forward-looking statements made in this release or in any of its SEC filings except as may be otherwise stated by the Company.

CONTACT:
1-800-FLOWERS.COM, Inc.
Investor:
Joseph D. Pititto, 516-237-6131
invest@1800flowers.com
Media:
Steven Jarmon, 516-237-4675
sjarmon@1800flowers.com